SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): January 27, 2004


                                Banner Corporation
                                ------------------
             (Exact name of registrant as specified in its charter)


         Washington                 0-26584                91-1691604
----------------------------     ------------            -----------------
State or other jurisdiction       Commission              (I.R.S. Employer
of incorporation                  File Number            Identification No.)

10 S. First Avenue, Walla Walla, Washington                    99362
-------------------------------------------                  ---------
(Address of principal executive offices)                     (Zip Code)

    Registrant's telephone number (including area code)  (509) 527-3636


                                  Not Applicable
                                  --------------
        (Former name or former address, if changed since last report)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

     (c)  Exhibits

     99.1 Press Release of Banner Corporation dated January 27, 2004.

Item 12. Results of Operations and Financial Condition
------------------------------------------------------

     On January 27, 2004, Banner Corporation issued its earnings release for the third quarter ended December 31, 2003. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                      BANNER CORPORATION


DATE: January 27, 2004                By:/s/D. Michael Jones
                                         --------------------------
                                         D. Michael Jones
                                         President and Chief Executive Officer

                                  Exhibit 99.1

                                                Contact:   D. Michael Jones,
                                                           President and CEO
                                                           Lloyd W. Baker, CFO
                                                           (509) 527-3636

                                                           News Release
==============================================================================

   BANNER CORPORATION FOURTH QUARTER NET INCOME INCREASES TO $4.4 MILLION;
   -----------------------------------------------------------------------
 2003 PROFITS INCREASE 74%TO $16.1 MILLION AS LOAN AND DEPOSIT PORTFOLIOS GROW
 -----------------------------------------------------------------------------

Walla Walla, WA   January 27, 2004   Banner Corporation (Nasdaq: BANR), the
parent of Banner Bank, today reported improved net interest income and growth in assets and deposits contributed to the increase in net income for the quarter and year ended December 31, 2003, compared to the quarter and year ended December 31, 2002. For all of 2003, net income increased 74% to $16.1 million, or $1.44 per diluted share, compared to $9.3 million, or $0.82 per diluted share, for 2002. For the fourth quarter of 2002, the Company reported a loss of $1.6 million, or $0.14 per diluted share, compared to net income of $4.4 million, or $0.39 per diluted share, for the fourth quarter of 2003.

"It is particularly encouraging to end 2003 with an improving net interest margin for the fourth quarter, compared to the third quarter. We also continued to grow our balance sheet, which allowed net interest income to increase compared to a year ago despite the margin pressure caused by an extended period of exceptionally low market interest rates," said D. Michael Jones, President and Chief Executive Officer. "And despite a disappointment in the most recent quarter, we have made important strides over the past year addressing asset quality."

Credit Quality

Non-performing assets were $31.6 million, or 1.20% of total assets, at December 31, 2003, a 25% reduction from $42.2 million, or 1.86% of total assets, at December 31, 2002. The loan loss provision for the fourth quarter was $1.4 million, level with the provision in the third quarter, and a substantial reduction from the $10.0 million provision for the fourth quarter a year ago. At December 31, 2003, the allowance for loan losses totaled $26.1 million, representing 1.51% of total loans outstanding, compared to $26.2 million, or 1.55% of total loans, at September 30, 2003, and $26.5 million, r 1.69% of total loans, at December 31, 2002. "Unfortunately, during the fourth quarter, we placed one large agricultural borrowing relationship on non-accrual status, which offset a significant amount of improvement with respect to other non-performing assets. Nonetheless, for the year, we made meaningful progress improving asset quality," said Jones. "We are committed to achieving and maintaining a high quality loan portfolio."

Income Statement Review

Net interest margin increased 22 basis points to 3.57% for the quarter ended December 31, 2003, compared to 3.35% for the prior quarter. In the fourth quarter of 2002 the net interest margin was 3.86%. For the full year, the net interest margin was 3.53%, compared to 3.91% for the prior year. "After declining to a low point in the third quarter as a result of accelerated prepayments on mortgage-related assets, the yield on the securities portfolio rebounded to over 4%, while the cost of deposits and borrowing continued to decline. The combined effect contributed to the expansion in our fourth quarter net interest margin," said Jones. "While we expect continued pressure on the margin in the current low rate environment, this improvement is notable."

Revenues (net interest income before the provision for loan losses plus other operating income) for 2003 increased 6% to $100.2 million, compared to $94.2 million for 2002. For the fourth quarter, revenues increased to $25.3 million, compared to $25.1 million for the same quarter of 2002.

"As refinancing activity slows, mortgage banking operations are returning to more normal levels. While this decreases our other operating income, it also decreases related expenses," said Jones. For the quarter, income from mortgage banking operations, including loan servicing fees, was $1.6 million, compared to $3.1 million for the fourth quarter of 2002. Deposit fees and other service charges increased 24% for the quarter and year ended December 31, 2003, to $1.8 million and $7.2 million, respectively, compared to $1.5 million and $5.8 million for the same periods of 2002. Total other operating income for the quarter was $3.8 million, compared to $5.2 million for the same quarter last year. For 2003, other operating income grew 23% to $19.6 million, compared to $15.9 million for 2002.

                                  (more)

BANR - Fourth Quarter Results
January 27, 2004
Page 2

Other operating expense was $17.7 million for the quarter ended December 31, 2003, compared to $17.9 million for the third quarter of 2003 and $18.0 million for the fourth quarter of 2002, in part reflecting the decline in mortgage banking activity. For 2003, other operating expense totaled $69.9 million, compared to $60.4 million for the prior year. The ratio of other operating expense to average assets was 2.75% for the fourth quarter, compared to 2.84% for the third quarter of 2003 and 3.23% for the fourth quarter of 2002. For the year, the expense ratio was 2.86%, compared to 2.81% for 2002. Factors contributing to the higher annual operating expenses include the increase in branches and lending centers, substantially augmented lending staff, increases in compensation to real estate lenders due to their exceptional volumes, higher problem loan collection costs, and increased marketing expenditures.

Balance Sheet Review

"While loan payoffs and sales reduced the balance of one- to four-family loans, our loan portfolio continued its overall growth," said Jones. "Commercial and multifamily real estate, construction and land development loans have grown 19% from a year ago and now account for 55% of the portfolio, compared to 50% of the portfolio at December 31, 2002. Commercial business and agricultural lending has increased 14% over the past twelve months and now represents 26% of the total portfolio." Net loans grew 10%, to $1.7 billion at December 31, 2003, from $1.6 billion a year ago, despite a $49 million, or 14%, decline in one- to four-family loans. Excluding the one- to four-family loan portfolio, net loans increased 17% for the year.

Assets increased 16%, to $2.6 billion at December 31, 2003, compared to $2.3 billion a year earlier. Deposits grew 12%, to $1.7 billion, compared to $1.5 billion at December 31, 2002. "The growth of deposits, and the declining cost of these deposits, is a welcome sign of our success in attracting and retaining good quality customers," Jones added. Book value per share increased to $18.37 at December 31, 2003, from $17.64 per share a year earlier. Tangible book value totaled $15.06 per share at December 31, 2003, compared to $14.24 a year earlier.

On December 18, 2003, the company announced a 7% increase in its quarterly cash dividend to $0.16 per share. The dividend was paid January 9, 2004, to shareholders of record on December 31, 2003.

Conference Call

The company will host a conference call today, Tuesday, January 27, 2004, at 8:00 a.m. PST, to discuss the fourth quarter and full year results. The conference call can be accessed live by telephone at 303-262-2211. To listen to the call online, go to the company's website at www.bannerbank.com or to www.fulldisclosure.com. Institutional investors may access the call via the subscriber-only site, www.streetevents.com. An archived recording of the call can be accessed by dialing 303-590-3000, passcode 567992 until Tuesday, February 3, 2004 or via the Internet at www.fulldisclosure.com through February 10, 2004.

About the Company

Banner Corporation is the parent of Banner Bank, a commercial bank which operates a total of 42 branch offices and nine loan offices in 20 counties in Washington, Oregon and Idaho. Banner serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.bannerbank.com.

Statements concerning future performance, developments or events, expectations for earnings, growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that are beyond the company's control and might cause actual results to differ materially from the expectations and stated objectives. Factors which could cause actual results to differ materially include, but are not limited to, regional and general economic conditions, management's ability to generate continued improvement in asset quality and profitability, changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, competition, loan delinquency rates, changes in accounting principles, practices, policies or guidelines, changes in legislation or regulation, other economic, competitive, governmental, regulatory and technological factors affecting operations, pricing, products and services and Banner's ability to successfully resolve the outstanding credit issues and/or recover check kiting losses. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. Banner undertakes no responsibility to update or revise any forward-looking statements.

                               (tables follow)

BANR - Fourth Quarter Results
January 27, 2004
Page 3

RESULTS OF OPERATIONS
---------------------
(In thousands except share and per share data )
                                             Quarters Ended                           Year Ended
                              ------------    ------------    ------------    ------------    ------------
                              Dec 31, 2003    Sep 30, 2003    Dec 31, 2002    Dec 31, 2003    Dec 31, 2002
                              ------------    ------------    ------------    ------------    ------------
INTEREST INCOME:
  Loans receivable             $  28,711       $  29,260       $  30,492       $ 116,211       $ 123,352
  Mortgage-backed securities       3,857           2,227           2,526          12,319          10,738
  Securities and cash
   equivalents                     3,221           3,035           2,615          11,911          10,186
                               ---------       ---------        --------       ---------       ---------
                                  35,789          34,522          35,633         140,441         144,276

INTEREST EXPENSE:
  Deposits                         8,373           8,889           9,455          34,984          39,206
  Federal Home Loan Bank
   advances                        5,056           5,339           5,604          21,842          24,094
  Trust preferred securities         674             446             467           2,233           1,151
  Other borrowings                   226             188             226             789           1,518
                               ---------       ---------        --------       ---------       ---------
                                  14,329          14,862          15,752          59,848          65,969
                               ---------       ---------        --------       ---------       ---------
    Net interest income
     before provision for
     loan losses                  21,460          19,660          19,881          80,593          78,307

PROVISION FOR LOAN LOSSES          1,400           1,400          10,000           7,300          21,000
                               ---------       ---------        --------       ---------       ---------

    Net interest income after
     provision for loan losses    20,060          18,260           9,881          73,293          57,307

OTHER OPERATING INCOME:
  Loan servicing fees                368             241             475           1,056           1,471
  Deposit fees and other
   service charges                 1,832           1,895           1,473           7,224           5,804
  Mortgage banking revenues        1,217           2,924           2,674           9,447           6,695
  Gain (loss) on sale of
   securities                         45              15             - -              63              27
  Miscellaneous                      379             464             557           1,791           1,880
                               ---------       ---------        --------       ---------       ---------
    Total other operating
     income                        3,841           5,539           5,179          19,581          15,877

OTHER OPERATING EXPENSE:
  Salary and employee
   benefits                       11,737          12,495          10,505          47,032          38,262
  Less capitalized loan
   origination costs              (1,618)         (2,028)         (1,737)         (7,196)         (5,780)
  Occupancy and equipment          2,407           2,447           2,259           9,575           8,522
  Information / computer
   data services                     896             930           1,069           3,532           3,331
  Miscellaneous                    4,254           4,024           5,883          16,933          16,110
                               ---------       ---------        --------       ---------       ---------
    Total other operating
     expense                      17,676          17,868          17,979          69,876          60,445
                               ---------       ---------        --------       ---------       ---------
    Income before provision
     for income taxes              6,225           5,931          (2,919)         22,998          12,739

PROVISION FOR INCOME TAXES         1,821           1,778          (1,362)          6,891           3,479
                               ---------       ---------        --------       ---------       ---------

NET INCOME                     $   4,404       $   4,153        $ (1,557)      $  16,107       $   9,260
                               =========       =========        ========       =========       =========

Earnings per share
  Basic                        $    0.40       $    0.38        $  (0.14)      $    1.49       $    0.85
  Diluted                      $    0.39       $    0.37        $  (0.14)      $    1.44       $    0.82
Cumulative dividends declared
 per common share              $    0.16       $    0.15        $   0.15       $    0.61       $    0.60
Weighted average shares
 outstanding
  Basic                       10,885,611      10,842,791      10,738,460      10,830,365      10,932,573
  Diluted                     11,423,747      11,268,718      11,094,056      11,216,784      11,351,647
Shares repurchased during
 the period                       14,931           5,701          58,490          23,657         422,844

                                                   (more)

BANR - Fourth Quarter Results
January 27, 2004
Page 4


FINANCIAL  CONDITION
--------------------
(In thousands except share
  and per share data )
                           Dec 31, 2003      Sep 30, 2003      Dec 31, 2002
                           -----------       -----------       -----------
ASSETS
------
Cash and due from banks    $    77,298       $    72,320       $   132,910
Securities available for
 sale                          674,942           592,830           421,222
Securities held to maturity     27,232            12,528            13,253
Federal Home Loan Bank stock    34,693            34,262            32,831
Loans receivable:
  Held for sale                 15,912            23,593            39,366
  Held for portfolio         1,711,013         1,668,392         1,534,100
  Allowance for loan
   losses                      (26,060)          (26,161)          (26,539)
                           -----------       -----------       -----------
                             1,700,865         1,665,824         1,546,927

Accrued interest receivable     13,410            13,944            13,689
Real estate held for sale,
 net                             2,967             6,849             6,062
Property and equipment, net     22,818            22,074            20,745
Goodwill and other
 intangibles                    36,513            36,563            36,714
Deferred income tax asset,
 net                             1,941             1,391             2,786
Bank owned life insurance       33,669            33,218            31,809
Other assets                     8,965            10,563             4,224
                           -----------       -----------       -----------
                           $ 2,635,313       $ 2,502,366       $ 2,263,172
                           ===========       ===========       ===========

LIABILITIES
-----------
Deposits:
  Non-interest-bearing     $   205,656       $   203,396       $   200,500
  Interest-bearing           1,465,284         1,502,324         1,297,278
                           -----------       -----------       -----------
                             1,670,940         1,705,720         1,497,778

Borrowings:
  Advances from Federal
   Home Loan Bank              612,552           461,552           465,743
  Trust preferred
   securities                   56,703            55,000            40,000
  Other borrowings              69,444            58,764            41,202
                           -----------       -----------       -----------
                               738,699           575,316           546,945
Accrued expenses and
 other liabilities              18,444            19,139            24,700
Deferred compensation            4,252             4,006             3,372
Income taxes payable               178               - -               - -
                           -----------       -----------       -----------
                             2,432,513         2,304,181         2,072,795

STOCKHOLDERS' EQUITY
--------------------
Common stock and additional
 paid in capital               123,375           121,383           120,554
Retained earnings               80,286            77,411            70,813
Accumulated other
 comprehensive income            3,191             4,166             3,488
Unearned shares of common
 stock issued to Employee
 Stock Ownership Plan (ESOP)
 trust: at cost                 (3,589)           (4,264)           (4,262)
Net carrying value of stock
 related deferred compen-
 sation plans                     (463)             (511)             (216)
                           -----------       -----------       -----------
                               202,800           198,185           190,377
                           -----------       -----------       -----------
                           $ 2,635,313       $ 2,502,366       $ 2,263,172
                           ===========       ===========       ===========

Shares Issued:
Shares outstanding at end
 of period                  11,473,331        11,415,636        11,306,977
   Less unearned ESOP
    shares at end of
    period                     434,299           515,960           515,707
                           -----------       -----------       -----------
Shares outstanding at end
 of period excluding
 unearned ESOP shares       11,039,032        10,899,676        10,791,270
                           ===========       ===========       ===========
Book value per share (1)   $     18.37       $     18.18       $     17.64
Tangible book value per
 share (1)                 $     15.06       $     14.83       $     14.24
Consolidated Tier 1
 leverage capital ratio           8.67%             8.64%             8.77%

(1) - Calculation is based on number of shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the employee stock ownership plan (ESOP).

                                      (more)

BANR - Fourth Quarter Results
January 27, 2004
Page 5

ADDITIONAL FINANCIAL INFORMATION
( Dollars in thousands )

LOANS ( including loans held for sale ):         Dec 31, 2003    Sep 30, 2003     Dec 31, 2002
---------------------------------------          ------------    ------------     ------------
Secured by real estate:
 One- to four-family                              $ 275,197        $ 274,723       $ 329,314
 Consumer secured by one to four-family              31,277           28,243          26,195
                                                 ----------       ----------      ----------
   Total one to four-family                         306,474          302,966         355,509
 Commercial                                         455,964          433,800         379,099
 Multifamily                                         89,072           76,397          72,333
 Construction and land                              398,954          392,819         339,516
 Commercial business                                321,671          326,368         285,231
 Agricultural business including secured
  by farmland                                       118,903          122,890         102,626
 Consumer                                            35,887           36,745          39,152
                                                 ----------       ----------      ----------
   Total loans outstanding                       $1,726,925       $1,691,985      $1,573,466
                                                 ==========       ==========      ==========


NON-PERFORMING ASSETS:                           Dec 31, 2003    Sep 30, 2003     Dec 31, 2002
---------------------                            ------------    ------------     ------------
Loans on non-accrual status                      $   28,010       $   23,209      $   34,249
Accruing loans greater than 90 days
 delinquent                                             421            1,227           1,859
                                                 ----------       ----------      ----------
Total non-performing loans                           28,431           24,436          36,108
Real estate owned ( REO ) /Repossessed assets         3,132            7,164           6,062
                                                 ----------       ----------      ----------
   Total non-performing assets                   $   31,563       $   31,600      $   42,170
                                                 ==========       ==========      ==========

Total non-performing assets  /  Total assets           1.20%            1.26%           1.86%


                                               Quarters Ended                         Year Ended
                                 ------------------------------------------   ---------------------------
CHANGE IN THE                    Dec 31, 2003   Sep 30, 2003   Dec 31, 2002   Dec 31, 2003   Dec 31, 2002
ALLOWANCE FOR LOAN LOSSES:       ------------   ------------   ------------   ------------   ------------
-------------------------
Balance at beginning of period     $ 26,161      $ 26,075       $ 19,150        $ 26,539       $ 17,552
Acquisitions / ( divestitures )         - -           - -            - -             - -            460
Provision for loan losses             1,400         1,400         10,000           7,300         21,000

Recoveries                              155           566            208           1,075            325
Charge-offs                          (1,656)       (1,880)        (2,819)         (8,854)       (12,798)
                                   --------      --------       --------        --------       --------
  Net ( charge-offs ) recoveries     (1,501)       (1,314)        (2,611)         (7,779)       (12,473)
                                   --------      --------       --------        --------       --------
Balance at end of period           $ 26,060      $ 26,161       $ 26,539        $ 26,060       $ 26,539
                                   ========      ========       ========        ========       ========
Net charge-offs / Average loans
  outstanding                          0.09%         0.08%          0.16%           0.47%          0.78%
Allowance for loan losses  /
  Total loans outstanding              1.51%         1.55%          1.69%           1.51%          1.69%


                                                     (more)

BANR - Fourth Quarter Results
January 27, 2004
Page 6


ADDITIONAL FINANCIAL INFORMATION
( Dollars in thousands )
( Rates / Ratios Annualized )

                                                 Quarters Ended                         Year Ended
                                   ------------------------------------------   ---------------------------
OPERATING PERFORMANCE:             Dec 31, 2003   Sep 30, 2003   Dec 31, 2002   Dec 31, 2003   Dec 31, 2002
---------------------              ------------   ------------   ------------   ------------   ------------

Average loans                      $ 1,701,335     $ 1,698,796   $ 1,589,608    $ 1,654,344    $ 1,589,035
Average securities and deposits        685,836         628,485       454,671        625,804        413,419
Average non-interest-earning assets    167,042         170,972       162,595        163,481        148,706
                                   -----------     -----------   -----------    -----------    -----------
  Total average assets             $ 2,554,213     $ 2,498,253   $ 2,206,874    $ 2,443,629    $ 2,151,160
                                   ===========     ===========   ===========    ===========    ===========

Average deposits                   $ 1,678,097     $ 1,691,159   $ 1,481,623    $ 1,619,297    $ 1,404,426
Average borrowings                     654,057         586,894       515,612        609,356        537,079
Average non-interest-earning
 liabilities                            22,407          23,470        14,582         18,735         13,177
                                   -----------     -----------   -----------    -----------    -----------
   Total average liabilities         2,354,561       2,301,523     2,011,817      2,247,388      1,954,682
Total average equity                   199,652         196,730       195,057        196,241        196,478
                                   -----------     -----------   -----------    -----------    -----------
   Total average liabilities
    and equity                     $ 2,554,213     $ 2,498,253   $ 2,206,874    $ 2,443,629    $ 2,151,160
                                   ===========     ===========   ===========    ===========    ===========

Interest rate yield on loans              6.70%           6.83%         7.61%          7.02%          7.76%
Interest rate yield on securities
  and deposits                            4.09%           3.32%         4.49%          3.87%          5.06%
                                   -----------     -----------   -----------    -----------    -----------
   Interest rate yield on interest-
    earning assets                        5.95%           5.89%         6.92%          6.16%          7.20%
                                   -----------     -----------   -----------    -----------    -----------
Interest rate expense on deposits         1.98%           2.09%         2.53%          2.16%          2.79%
Interest rate expense on borrowings       3.61%           4.04%         4.85%          4.08%          4.98%
                                   -----------     -----------   -----------    -----------    -----------
   Interest rate expense on interest-
    bearing liabilities                   2.44%           2.59%         3.13%          2.69%          3.40%
                                   -----------     -----------   -----------    -----------    -----------
Interest rate spread                      3.51%           3.30%         3.79%          3.47%          3.80%
                                   ===========     ===========   ===========    ===========    ===========
Net interest margin                       3.57%           3.35%         3.86%          3.53%          3.91%
                                   ===========     ===========   ===========    ===========    ===========
Other operating income / Average
  assets                                  0.60%           0.88%         0.93%          0.80%          0.74%
Other operating expense / Average assets  2.75%           2.84%         3.23%          2.86%          2.81%
Efficiency ratio ( other operating
  expense / revenue )                    69.86%          70.91%        71.74%         69.75%         64.18%
Return on average assets                  0.68%           0.66%        (0.28%)         0.66%          0.43%
Return on average equity                  8.75%           8.38%        (3.17%)         8.21%          4.71%
Average equity  /  Average assets         7.82%           7.87%         8.84%          8.03%          9.13%



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